UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2019

CHROMADEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 650, Los Angeles, California 90024
(Address of principal executive offices, including zip code)

(310) 388-6706
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CDXC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on May 9, 2019, ChromaDex Corporation (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with Winsave Resources Limited and Pioneer Step Holdings Limited (the “Purchasers”), pursuant to which the Company sold and issued convertible promissory notes (the “Notes”) in the aggregate principal amount of $10.0 million to the Purchasers (the “Financing”). Also as previously disclosed, the Financing closed on May 17, 2019.

On June 30, 2019, the Company and the Purchasers entered into an Omnibus Amendment to the Purchase Agreement and the Notes (the “Omnibus Amendment”) to (i) remove the restriction on the Company issuing Common Stock (as defined in the Purchase Agreement) during the Restricted Period (as defined in the Purchase Agreement) and (ii) amend the Notes to extend the Maturity Date (as defined in the Notes) from July 1, 2019 to August 15, 2019.

The foregoing description of the Omnibus Amendment is not complete and is qualified in its entirety by reference to the full text of the Omnibus Amendment, a copy of which is attached to this Current Report as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Omnibus Amendment to Note Purchase Agreement and Convertible Promissory Notes, dated June 30, 2019, by and among the Company and the Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Dated: July 1, 2019

	By:	/s/ Kevin M. Farr
Name: Kevin M. Farr
Chief Financial Officer